United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 24, 2024

Date of Report (Date of earliest event reported)

Goldenstone Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-41328	85-3373323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37-02 Prince Street; 2nd Floor Flushing, NY	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 352-7788

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant and one Right	GDSTU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	GDST	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one-half of one share of Common Stock at an exercise price of $11.50 per whole share	GDSTW	The Nasdaq Stock Market LLC
One Right to receive 1/10th of one share of Common Stock	GDSTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements

On January 24, 2024, Ray Chen, Chief Financial Officer of Goldenstone Acquisition Limited (the “Registrant”) resigned his position as Chief Financial Officer with such resignation to be effective as of January 29, 2024. He will remain a member of the Board of Directors of the Registrant. Effective January 29, 2024, Eddie Ni, who currently serves as Chief Executive Officer of the Registrant and a member of the Board of Directors, was appointed to serve as Chief Financial Officer as well. Mr. Ni has served as Chief Executive Officer of the Registrant since its formation. Mr. Ni’s biography, together with a description of any related party transactions is set forth in Item 10 and Item 13, respectively, of the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 which was filed with the Securities and Exchange Commission on July 14, 2023 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2024

GOLDENSTONE ACQUISITION LIMITED

By:	/s/ Eddie Ni
Name:	Eddie Ni
Title:	Chief Executive Officer

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